EXHIBIT 99

                                                                3250 Mary Street
                                                                       Suite 402
                                                                 Miami, FL 33133
                                                       Main number: 305-448-4700
                                                               Fax: 305-448-4757
                                                                www.omnicomm.com

For Immediate Release

                OmniComm Systems, Inc. expands senior management.

         MIAMI, FL--June 30, 2000--OmniComm Systems, Inc. (OTC-BB: OMCM), a developer of e-health information systems and provider of online clinical trial solutions for the pharmaceutical and healthcare industries, announced Cornelis Wit has been appointed interim CEO.

         Mr. Wit has been a member of the Board of Directors since November 1999, and has an extensive background in the pharmaceutical industry. He also serves as President of Corporate Finance of Noesis Capital Corp. Mr. Wit was formerly President and CEO of DMV International, Inc. (http://www.dmv-international.com), a subsidiary of Campina Melkunie (http://www.campina.nl). Prior to his employment with DMV International, he served as Vice President of International Operations for Duphar where he was responsible for the worldwide operations of its pharmaceutical division.

         Mr. Wit replaces Peter S. Knezevich as CEO. Mr. Knezevich will continue to advise and consult with the company on a variety of corporate matters with which he is intimately involved, and will continue to serve as a Director.

         In addition, OmniComm announced today it has enhanced senior management by hiring three key employees: John A. Miller, Technical Product Manager; Paige
A. Harper, General Counsel; and Ronald T. Linares, Controller/Vice President of Finance.

         Mr. Miller most recently was Strategic Business Unit Manager for Carl Zeiss, Inc. In that capacity, he was responsible for crafting business, product and marketing plans for clinical investigations. Prior to that, he was Clinical Applications Specialist for Carl Zeiss, Inc. and Surgical Navigation Specialists. As such, he was directly responsible for system assembly and installation, and also for customer training. In addition to his career experience, Mr. Miller has a Masters of Engineering in electrical engineering, and has an extensive knowledge of essential programming languages. Mr. Miller will interface with OmniComm's customers, utilizing his technical expertise and product rollout experience to provide optimal customized solutions for the clinical trial industry.

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         Ms. Harper was formerly Senior Counsel with the Office of Enforcement at the United States Securities and Exchange Commission. Prior to her employment with the SEC, Ms. Harper was employed by the law firm of Greenberg Traurig as an associate in the bankruptcy and commercial litigation departments, respectively. Ms. Harper will manage and coordinate all legal matters relating to OmniComm and its subsidiaries, and will represent OmniComm in all matters before the SEC.

         Mr. Linares was formerly Chief Financial Officer of a $50 million consulting firm, First Performance Corp. As such, he was responsible for strategic financial planning and all facets of the financial management process. Mr. Linares will be responsible for financial management and strategic financial planning for OmniComm and its subsidiaries.

About OmniComm

         OmniComm (http://www.omnicomm.com) has developed a unique business model designed to integrate health information systems and coordinate the processes necessary to utilize health information. The development of the internet application, TrialMaster(TM), together with the web portal, WebIPA(TM), enables OmniComm to straddle the divide between doctors and their patients, possessing invaluable data for the healthcare industry; and the pharmaceutical/medical device industries which desperately needs the doctors, patients and data required for the clinical trial industry.

         TrialMaster provides the pharmaceutical/medical device companies with an Internet based solution which greatly increases the efficiency, security and integrity of the clinical trial process while drastically reducing the time and expense of conducting a trial. OmniComm, with its systems integration background and expertise, provides not only the application, but also the physical infrastructure and networking design capabilities so fundamentally important to maintaining an effective Internet application. WebIPA provides the interface between patients, doctors and the clinical trial industry. It enables patients and physicians to interact and to investigate the various opportunities to participate in clinical trials. WebIPA also allows the clinical research industry the ability to interface with patients and doctors, expanding the critical population of trial participants and providing an invaluable research database.

         In conjunction with WebIPA.com (http://www.webipa.com), OmniMed Services, Inc., a wholly owned subsidiary of OmniComm Systems, Inc. is assembling an extensive network of physician practice groups and related patients. OmniMed provides the clinical trial industry a vast pool of potential physicians and patients from an extremely diverse spectrum of medical specialties to participate in a wide variety of clinical trials. In addition, OmniMed provides the clinical trial industry with an extensive database of valuable information from previous clinical trials.

Safe Harbor Statement

Statements about OmniComm's future expectations, including without limitation, future revenues and earnings, plans and objectives for the future operations, future agreements, future economic performance, operations and all other statements in this press release other than

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historical facts are "forward-looking statements" within the meeting of Section
27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. OmniComm intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties, including but not limited to economic, competitive, governmental, contractual and technological factors affecting OmniComm's operations, markets and profitability, actual results could differ materially and adversely from the expected results.

Contacts:

Lawton Jackson
OmniComm Systems, Inc.
Phone: 305-448-9143
E-mail: invrel@omnicomm.com